Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 342 to the Registration Statement on Form N–1A of Fidelity Salem Street Trust: Fidelity Series Government Money Market Fund and Fidelity Corporate Bond Fund of our reports dated October 18, 2016; Fidelity Investment Grade Bond Fund, Fidelity Series Short-Term Credit Fund and Fidelity Advisor Series Short-Term Credit Fund of our reports dated October 19, 2016;  Fidelity Short-Term Bond Fund and Fidelity U.S. Bond Index Fund (formerly known Spartan U.S. Bond Index Fund) of our reports dated October 20, 2016 and Fidelity Series Investment Grade Bond Fund of our report dated October 21, 2016 relating to the financial statements and financial highlights included in the August 31, 2016 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

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/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts October 24, 2016